As filed with the Securities and Exchange Commission on December 12, 2012

Registration No. 333-182414

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 2

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TGR Financial, Inc.

(Exact Name of Registrant as Specified In Its Charter)

Florida	6021	45-4250359
(State or Other Jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of Incorporation or Organization)	Classification Code Number)	Identification Number)

3560 Kraft Road

Naples, Florida 34105

(239) 348-8000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Copies of communications to:

Gary L. Tice	Robert C. Schwartz, Esq.
Chairman and Chief Executive Officer	Smith, Gambrell & Russell, LLP
3560 Kraft Road	1230 Peachtree Street, N.E., Suite 3100
Naples, Florida 34105	Atlanta, Georgia 30309
(239) 348-8000	(404) 815-3500
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Approximate date of commencement of proposed sale to the public: Not Applicable.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third Party Tender Offer)  ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 2 (this “Post Effective Amendment”) relates to the following Registration Statement of TGR Financial, Inc., a Florida corporation (the “Company”), on Form S-4 (the “Registration Statement”):

•

Registration Statement No. 333-182414, declared effective by the Securities and Exchange Commission (the “Commission”) on August 10, 2012, registering an aggregate of 15,948,082 shares of common stock (including 1,633,443 shares underlying warrants and 254,496 shares underlying stock options) and 1,633,443 warrants and 254,496 options.

The Company has terminated all offerings of its securities pursuant to the Registration Statement. Accordingly, the Company is filing this Post-Effective Amendment as to Registration Statement No. 333-182414 pursuant to Rule 478 under the Securities Act of 1933, as amended, to hereby terminate the effectiveness of the Registration Statement, and, in accordance with the undertakings of the Company in Part II of the Registration Statement, to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance but remain unsold at the termination of the offering, hereby removes from registration any and all securities registered but unissued under the Registration Statement as of the date hereof, specifically: 1,633,443 shares underlying warrants and 254,496 shares underlying stock options. This Post-Effective Amendment No. 2 supplements Post-Effective Amendment No. 1, which the Company filed on November 30, 2012 to deregister the securities remaining unsold under the Registration Statement.

Signature(s)

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, in the City of Naples, State of Florida, on December 12, 2012.

TGR Financial, Inc.

Dated: December 12, 2012	By:	/s/ Gary L. Tice
Gary L. Tice, Chairman and
Chief Executive Officer (principal executive officer)

Dated: December 12, 2012	By:	/s/ Robert T. Reichert
Robert T. Reichert, Senior Executive Vice President and
Chief Financial Officer
(principal financial officer)
(principal accounting officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the date indicted.

Signature	Title	Date

/s/ Gary L. Tice Gary L. Tice	Chairman, Chief Executive Officer, Director (principal executive officer)	December 12, 2012

/s/ Robert T. Reichert Robert T. Reichert	Senior Executive Vice President and Chief Financial Officer (principal financial officer) (principal accounting officer)	December 12, 2012

Thomas G. Brewer	Director

Christopher C. Casciato	Director

/s/ Adam D. Compton* Adam D. Compton	Director	December 12, 2012

Signature	Title	Date

/s/ Robert M. Feerick* Robert M. Feerick	Director	December 12, 2012

John J. Guinee	Director

Michael J. Kerschner	Director

/s/ Dianne Krumsee* Dianne Krumsee	Director	December 12, 2012

/s/ James S. Lindsay* James S. Lindsay	Director	December 12, 2012

/s/ Edward J. Mace* Edward J. Mace	Director	December 12, 2012

Judy Miller	Director

Garrett S. Richter	Director

/s/ Robert I. Usdan* Robert I. Usdan	Director	December 12, 2012

*By: /s/ Gary L. Tice Gary L. Tice, Attorney-in-Fact	Director	December 12, 2012

*Pursuant to powers of attorney previously filed with this Registration Statement